Exhibit 99.1

Scientific Games Announces Doug Albregts as New EVP and Group Chief Executive
Officer of the Gaming Division

Derik Mooberry to become EVP for Strategic Projects

LAS VEGAS – May 15, 2018 — Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) today announced that Doug Albregts will join the company as the EVP and Group CEO of the Gaming Division.

Doug Albregts joins Scientific Games from Sharp Electronics Corporation of America, where he held numerous senior executive level positions. Albregts served as President, CEO of Sharp Imaging and Information Company of America, as well as President, CEO and Chairman of Sharp Electronics America, where he was responsible for the overall leadership of the Americas $6 billion operating unit consisting of consumer products, home appliances, display devices, energy storage and business/office products, and managing an organization of over 2,000 employees. Albregts has also held executive management roles focused on enterprise growth in multinational digital technology companies such as American Express, NEC and Samsung.

As Group Chief Executive Officer (CEO) of the Gaming Division, Albregts will oversee Scientific Games’ product development, production, supply chain and sales of the Company’s Gaming products, systems and services. Albregts will replace Derik Mooberry, who will stay with the Company as EVP for Strategic Projects.

“Given Scientific Games’ diverse range of industry leading products and services, we are very excited that we will be bringing Doug’s deep experience managing a wide range of high-tech businesses and driving innovation across product lines to lead the gaming division. Doug’s proven success at top-notch global technology companies will help us lead the industry in innovation and enable us to execute our growth strategies. I also want to acknowledge Derik Mooberry for his service and leadership at our company and within our industry. We’re looking forward to continuing to work with him,” said Barry Cottle, CEO, SG Interactive and incoming company CEO.

“I am excited to join Scientific Games as Barry Cottle becomes the new CEO and all SG is poised to continue to lead the industry. My passion for driving innovation, promoting operational excellence and executive leadership skills, and experience developing cutting-edge commercial technology will enable me to hit the ground running, executing our growth strategies and continuing our momentum as a Company. I look forward to meeting our customers, understanding players’ needs, expanding in new and growing markets and driving growth for our customers and shareholders,” said Doug Albregts.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is the world leader in offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services.  The Company is the global leader in technology-based gaming systems, digital real-money gaming and sports betting platforms, table games, table products and instant games, and a leader in products, services and content for gaming, lottery and social gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative entertaining content, operating efficiencies and innovative technology. For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company.

The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

COMPANY CONTACTS
Media Relations
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Investor Relations
Mike Quartieri +1 702-532-7658
Executive Vice President and Chief Financial Officer

All ® notices signify marks registered in the United States. © 2018 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements

Forward-Looking Statements In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including those factors described in our lings with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K led with the SEC on March 1, 2018 (including under the headings “Forward Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

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